UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2016

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the term “the Company” refers to Senior Housing Properties Trust.

Item 5.07          Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 18, 2016, the shareholders elected Mr. Jeffrey P. Somers as an Independent Trustee  by the following votes:

For	Withhold	Broker Non-Votes
77,120,043	102,898,297	40,088,063

At the same meeting, the shareholders elected Mr. John L. Harrington as an Independent Trustee by the following votes:

For	Withhold	Broker Non-Votes
86,134,429	93,883,911	40,088,063

At the same meeting, the shareholders elected Mr. Adam D. Portnoy as a Managing Trustee by the following votes:

For	Withhold	Broker Non-Votes
69,263,444	110,754,896	40,088,063

At the same meeting, the shareholders elected Mr. Barry M. Portnoy as a Managing Trustee by the following votes:

For	Withhold	Broker Non-Votes
68,427,294	111,591,046	40,088,063

In accordance with the Company’s governing documents and applicable law, each of Messrs. Somers, Harrington, Adam Portnoy and Barry Portnoy were elected by a plurality of the votes cast.  However, their elections did not receive a majority of the share votes cast.  Therefore, pursuant to the Company’s Governance Guidelines, each of these Trustees offered to resign, and the Nominating and Governance Committee and the entire Board then considered whether to accept or reject each resignation offer with each Trustee recusing himself from participating in the decision with regard to his individual resignation offer.

In response to inquiries from the Nominating and Governance Committee and the Board, each of these Trustees stated that he was willing to serve if his offered resignation was declined.  The Nominating and Governance Committee and the Board then separately considered the individual characteristics of each of the foregoing Trustees, including his individual qualifications to serve on the Board, his historical performance as a Board member, the on-going responsibilities undertaken by each Trustee, the committee assignments of each Trustee and the possible benefits and harms to the Company of accepting the individual resignations, the reasons for the large number of withhold votes cast as stated in certain proxy advisory publications and other matters.

The Nominating and Governance Committee then recommended that the Board decline to accept the offer of each of these Trustees to resign as a Trustee.  Without the participation of each Trustee in the decision regarding his individual resignation offer, the Board then unanimously determined to reject each offer to resign.  Accordingly, each of Messrs. Somers and Harrington continues as an Independent Trustee and each of Messrs. Adam Portnoy and Barry Portnoy continues as a Managing Trustee until the next election for their respective positions and until each of their respective successors is duly elected and qualifies.

The shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2016 annual meeting of shareholders.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
81,235,034	92,819,130	5,964,176	40,088,063

The shareholders also voted on a non-binding proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
215,668,614	1,533,794	2,903,995	—

The results reported above are final voting results.

Item 8.01          Other Events.

On May 18, 2016, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on May 18, 2016, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $0.01 par value, of the Company, or the Common Shares, valued at $18.26 per share, the closing price of the Common Shares on the New York Stock Exchange on that day.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

10.1        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  May 20, 2016